As filed with the Securities and Exchange Commission on May 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LAWSON PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2229304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, Illinois 60631

(773) 304-5050

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Neil Jenkins Executive Vice President, Secretary and General Counsel 8770 W. Bryn Mawr Avenue, Suite 900 Chicago, Illinois 60631 (773) 304-5050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Thomas A. Monson Jenner & Block LLP 353 N. Clark Street Chicago, IL 60654 Telephone: (312) 222-9350

Approximate date of commencement of proposed sale to the public: From time to time following the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee(4)
Common Stock, $1.00 par value	—	—	—	—
Preferred Stock, $1.00 par value	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Rights	—	—	—	—
Units	—	—	—	—
Total	$200,000,000	—	$200,000,000	$24,240
Total Registration Fee				$24,240(5)

(1)

Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, or the Securities Act (the “Securities Act”), the securities registered hereunder include such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, rights and units as may be issued upon conversion or exchange of any common stock, preferred stock, debt securities, warrants, rights or units registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities.

(2)

The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the Registrant from time to time pursuant to this Registration Statement exceed $200,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.
(5)

Pursuant to Rule 457(p) under the Securities Act, a portion of the registration fee is offset by registration fees of $22,213 previously paid with respect to securities that were registered pursuant to a Registration Statement on Form S-3 (No. 333-202169) filed by Lawson Products, Inc. and declared effective by the Securities and Exchange Commission on March 12, 2015. Therefore, $2,027 is being paid with the filing of this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2019

PROSPECTUS

LAWSON PRODUCTS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may sell up to an aggregate of $200,000,000 of any combination of the securities described in this prospectus. We will specify the terms of any offering of securities by us in a prospectus supplement.

We may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents, in one or more public or private transactions, or through any other means described in the section of this prospectus titled “Plan of Distribution.” The securities may be offered at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.

You should read this prospectus, any prospectus supplement and the information incorporated by reference herein or therein carefully before you invest.

Our common stock is quoted and traded on The Nasdaq Global Select Market under the symbol “LAWS.” On May 21, 2019, the last reported sale price of our common stock on The Nasdaq Global Select Market was $38.00. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Select Market or any securities market or exchange of the securities covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 2 of this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus or any prospectus supplement.

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or a document that is incorporated or deemed incorporated by reference in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the applicable prospectus supplement.

The terms “Lawson,” “Lawson Products,” the “Company,” “we,” “us,” and “our” refer to Lawson Products, Inc.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

THE COMPANY

Lawson Products is a North American distributor of products and services to the industrial, commercial, institutional and government maintenance, repair and operations (“MRO”) marketplace. The Company operates in two reportable segments, the Lawson operating segment and the Bolt operating segment.

Through the Lawson operating segment, we deliver quality MRO products to our customers and offer them extensive product knowledge, product application expertise and Vendor Managed Inventory (“VMI”) services. Our broad geographic sales coverage allows us to serve large multi-location customers. We compete for business primarily by offering a value-added service approach in which our highly trained sales representatives manage the product inventory for our customers. The VMI model makes it less likely that our customers will unintentionally run out of a product while optimizing their inventory levels. Sales orders are primarily generated from our sales representatives; however, customers can also order directly from our website or through our customer service team via fax or phone. We ship products to customers in all 50 states, Puerto Rico, Canada, Mexico and the Caribbean.

The Bolt operating segment primarily delivers products to its customers through 14 branches located in Alberta, Saskatchewan, Manitoba, and British Columbia, Canada. Bolt generates sales from walk up business at its branch locations and through its sales team, phone, fax or the Internet. Bolt inventory is delivered to the packaging and distribution facility in Calgary, Alberta, and then distributed to each branch location. Sales generated via its sales team or through phone, fax or Internet orders are primarily shipped from one of the branch locations to the customer. The majority of Bolt’s customers are located in the geographic vicinity of the retail branches.

The Company was incorporated in 1952 in Illinois and reincorporated in Delaware in 1982. Our principal executive offices are located at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, and our telephone number is (773) 304-5050. Our website address is https://www.lawsonproducts.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

Each prospectus supplement may include additional information about us.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, in addition to the other information, documents or reports included or incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled “Risk Factors” in any prospectus supplement as well as in “Part I, Item 1A. Risk Factors” in our most recent annual report on Form 10-K, which is incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, results of operations and prospects and the market price of our shares and any other securities we may issue could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus and in any prospectus supplement may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms “may,” “should,” “could,” “anticipate,” “believe,” “continues,” “estimate,” “expect,” “intend,” “objective,” “plan,” “potential,” “project” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management’s current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause or contribute to such differences or that might otherwise impact the business include:

•	the effect of general economic and market conditions;

•	the ability to generate sufficient cash to fund our operating requirements;

•	the ability to meet covenant requirements of our lines of credit;

•	declines in the market price of our common stock;

•	inventory obsolescence;

•	work stoppages and other disruptions at transportation centers or shipping ports;

•	changing customer demand and product mixes;

•	increases in energy and commodity prices;

•	decreases in demand from oil and gas customers due to lower oil prices;

•	disruptions of our information and communication systems;

•	cyber attacks or other information security breaches;

•	failure to recruit, integrate and retain a talented workforce including productive sales representatives;

•	the inability to successfully make or integrate acquisitions into the organization;

•	foreign currency fluctuations;

•	failure to manage change within the organization;

•	highly competitive market conditions;

•	changes that affect governmental and other tax-supported entities;

•	violations of environmental protection or other governmental regulations;

•	negative changes related to tax matters; and

•	all other factors discussed in the Company’s “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2018.

The Company undertakes no obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities by the Company will be used for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of products, technologies and businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following summary is a description of the material terms of our capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Delaware General Corporation Law (“DGCL”) and our certificate of incorporation and bylaws, each as amended. You are urged to read those documents carefully. Copies of our certificate of incorporation and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Information by Reference”.

Authorized Capitalization

We are currently authorized to issue 35,000,000 shares of common stock, $1.00 par value per share and 500,000 shares of preferred stock, $1.00 par value per share. On April 15, 2019, there were 8,968,970 shares of our common stock outstanding. There are no shares of preferred stock outstanding.

Common Stock

Issuance of Common Stock. Shares of common stock may be issued from time to time as our board shall determine and on such terms and for such consideration as shall be fixed by the board.

Dividends and Rights Upon Liquidation. After the requirements with respect to preferential dividends on preferred stock, if any, are met, the holders of our outstanding common stock are entitled to receive dividends out of assets legally available at the time and in such amounts as the board may from time to time determine. Our common stock is not convertible or exchangeable into other securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive the assets that are legally available for distribution on a pro rata basis, after payment of all of our debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The Company does not currently pay a dividend on its common stock.

Voting Rights. The holders of the common stock are entitled to vote at all meetings of the stockholders and are entitled to cast one vote for each share of common stock held by them respectively and standing in their respective names on the books of the Company. Each stockholder is entitled to cumulative voting with respect to the election of directors which entitles stockholders to add all of the votes they have for directors and cast such votes for any single director or distribute them among directors.

Preemptive Rights. Holders of our common stock do not have preemptive rights with respect to any shares that may be issued. Shares of our common stock are not subject to redemption.

Business Combinations. The Company’s certificate of incorporation requires (i) the affirmative vote of holders of not less than 75% of the voting power of the Company to approve any merger, any sale of the Company or substantially all of its assets or the issuance of any securities in exchange for assets having a value equal or greater to 5% of the assets of the Company in a transaction with a stockholder holding 10% or more of our common stock (the “10% stockholder”) and (ii) the approval of such transaction by holders of a majority of the voting power not owned by the 10% stockholder. The above requirements do not apply to (x) transactions approved by two-thirds of the directors who are not representatives or affiliates of the 10% stockholder or (y) a transaction with respect to which the board has approved a memorandum of understanding prior to the time such other entity becomes a 10% stockholder.

Preferred Stock

Issuance of Preferred Stock. Shares of preferred stock may be issued from time to time as our board shall determine and on such terms and for such consideration as shall be fixed by the board. Our board of directors may, without further action by our stockholders, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, and rights of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends, if any, on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

Terms of Preferred Stock. If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, the description will include:

•	the designation of such series;

•	the dividend rights of holders of shares of such series;

•	the terms on which shares of each such series may be redeemed if the shares of such series are redeemable;

•	the rights of the holders of shares of each such series upon dissolution or any distribution of assets;

•	the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of shares of each such series;

•

the terms upon which the shares of each such series may be converted into or exchanged for shares of any other class or classes or of any one or more series of preferred stock if the shares of such series are to be convertible or exchangeable;

•	the voting rights, if any, of the shares of each such series; and

•	any other relative rights, preferences or limitations of shares of the series consistent with our certificate of incorporation and applicable law.

Relevant Provisions of the Delaware Business Corporation Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years of the date on which it is sought to be determined whether such person is an “interested stockholder,” did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions

Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Board of Directors Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.

•

Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws. Our amended and restated certificate of incorporation and amended and restated bylaws further provide that special meetings of our stockholders may be called only by the chairman of the executive committee, if any, the chairman of the board, the president or a majority of the board of directors, and that stockholders may not call special meetings. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

•

Advance Notice Requirements. Our amended and restated certificate of incorporation and amended and restated bylaws provide advance notice procedures for stockholders seeking to nominate directors for election at or bring business before our annual meeting of stockholders. Our amended and restated certificate of incorporation and our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice for the nomination of directors and for bringing business before the meeting, respectively. These provisions might preclude our stockholders from nominating directors or bringing business before our annual meeting of stockholders at our annual meeting of stockholders if the proper procedures are not followed.

•

Business Combinations. The Company’s Certificate of Incorporation requires (i) the affirmative vote of holders of not less than 75% of the voting power of the Company to approve any merger, any sale of the Company or substantially all of its assets or the issuance of any securities in exchange for assets having a value equal or greater to 5% of the assets of the Company in a transaction with a stockholder holding 10% or more of our common stock stockholder (the “10% stockholder”) and (ii) the approval of such transaction by holders of a majority of the voting power not owned by the 10% stockholder. The above requirements do not apply to (x) transactions approved by two-thirds of the directors of the Company who are not representatives or affiliates of the 10% stockholder or (y) to a transaction if the Board of Directors has approved a memorandum of understanding at the time such other entity becomes a 10% stockholder. This provision might deter a potential acquirer from investing in our securities.

•

Amendment of Charter Provisions. Any amendment of the above provisions in our amended and restated certificate of incorporation would require approval by holders of at least seventy-five percent (75%) of our then outstanding voting power.

•

Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means.

•

Choice of Forum. Our amended and restated bylaws provide that a state or federal court located within the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty by any director, officer or other employee, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare. The transfer agent and registrar for any preferred stock we issue will be set forth in the applicable prospectus supplement.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “LAWS”.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	The title or designation;

•	Any limit on the principal amount that may be issued;

•	Whether or not we will issue the series of debt securities in global form, the terms and the depositary;

•	The maturity date;

•

The annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	Whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	The terms of the subordination of any series of subordinated debt;

•	The place where payments will be payable;

•	Our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	The date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

The date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	Whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	Whether we will be restricted from incurring any additional indebtedness;

•	A discussion of any material or special U.S. Federal income tax considerations applicable to the debt securities;

•	The denominations in which we will issue the series of debt securities; and

•	Any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Events of Default under the Indenture

The following may be events of default under the indentures with respect to any series of debt securities that we may issue:

•	If we fail to pay interest when due and our failure continues for a period of thirty (30) days and the time for payment has not been extended or deferred;

•	If we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

If we fail to observe or perform any other covenant contained in the debt securities or the indentures (other than defaults under the first two bullets or related to a covenant specifically relating to another series of debt securities) and our failure continues for a specified period after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	If we experience specified events of bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately; provided that if an event of bankruptcy, insolvency or reorganization occurs, such amounts shall automatically become due and payable without any declaration or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	The direction given by the holder is not in conflict with any law or the applicable indenture;

•	The indenture trustee may take any proper action which is not inconsistent with such direction; and

•	Subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	The holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•

The holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•

The indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within sixty (60) days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	To fix any ambiguity, defect or inconsistency in the indenture; and

•	To change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	Changing the fixed maturity of the series of debt securities or any installment of principal of or interest on any series of debt securities;

•	Reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	Reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	Register the transfer or exchange of debt securities of the series;

•	Replace stolen, lost or mutilated debt securities of the series;

•	Maintain paying agencies;

•	Hold monies for payment in trust;

•	Compensate and indemnify the indenture trustee; and

•	Appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

Issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	Register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Indenture Trustee

We will name the indenture trustee for debt securities issued under the applicable indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the indenture trustee will also act as transfer agent and paying agent with respect to the debt securities. The indenture trustee may be removed at any time with respect to the debt securities of any series by act of the holders of a majority in principal amount of the outstanding debt securities of such series delivered to the indenture trustee and to us.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock or preferred stock or to purchase debt securities as described in this prospectus. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. The following statements with respect to the warrants are summaries of, and subject to, the detailed provisions of a warrant agreement to be entered into by the Company and a warrant agent to be selected at the time of issue (the “warrant agent”), a form of which will be filed with the SEC.

The applicable prospectus supplement will describe the terms of the warrants, including the following:

•	The offering price, if any;

•	If applicable, the number of shares of preferred stock or common stock purchasable upon exercise of each warrant and the initial price at which such shares may be purchased upon exercise;

•	If applicable, the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

•

If applicable, the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

•	The date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

•	Federal income tax consequences;

•	Call provisions of such warrants, if any;

•	Anti-dilution provisions of the warrants, if any;

•	Whether the warrants represented by the warrant certificates will be issued in registered or bearer form; and

•

Any additional or other terms, procedures, rights, preferences, privileges, limitations and restrictions relating to the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The shares of preferred stock or common stock issuable upon the exercise of the warrants will, when issued in accordance with the warrant agreement, be fully paid and non-assessable.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock or to purchase debt securities as described in this prospectus. The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the rights that we may offer under this prospectus. The following statements with respect to the rights are summaries of, and subject to, the detailed provisions of the rights certificates or other agreements or instruments memorializing the rights, the forms of which will be filed with the SEC.

The applicable prospectus supplement will describe the terms of the rights, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise the rights;

•	the conditions to the completion of the offering, if any;

•	withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the number of shares or principal amount, as applicable, of common stock, preferred stock or debt securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or debt securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. Set forth below is a description of certain general terms and provisions of the units that we may offer. Particular terms of the units will be described in the unit agreement and the prospectus supplement relating to the units.

The applicable prospectus supplement will describe the terms of the units, including the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any applicable material U.S. federal income tax consequences; and

•	any material provisions of the governing unit agreement that differ from those described above.

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in a prospectus supplement, debt securities offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), which will act as depository, and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

DTC has advised us that it is:

•	A limited-purpose trust company organized under the New York Banking Law;

•	A “banking organization” within the meaning of the New York Banking Law;

•	A member of the Federal Reserve System;

•	A “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	A “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants’ accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants’ accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

•	Be entitled to have the securities registered in their names; or

•	Receive or be entitled to receive physical delivery of certificated securities in definitive form.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each global security (“beneficial owner”) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, the securities are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or, if applicable, the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Our public filings also are available to the public from commercial document retrieval services and may be obtained without charge at the SEC’s website at http://www.sec.gov. Our filings with the SEC are also available on our website at https://www.lawsonproducts.com. The information on our website is not incorporated by reference in this prospectus or our other securities filings and you should not consider it a part of this prospectus or our other securities filings.

As noted above, we have filed with the SEC a registration statement on Form S-3 to register the securities. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information set forth in the registration statement. For further information you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review and copy the registration statement and its exhibits and schedules at the Public Reference Room maintained by the SEC as described above. The registration statement, including its exhibits and schedules, is also available on the SEC’s website.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information by referring to another document or information filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information amended or superseded by information contained in, or incorporated by reference into, this prospectus. This prospectus incorporates by reference the documents and information set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 4, 2019;

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on April 18, 2019;

•	The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2019;

•	The Company’s Current Reports on Form 8-K filed with the SEC on January 22, 2019, March 22, 2019, April 19, 2019, May 3, 2019 and May 16. 2019; and

•

The description of the Company’s common stock set forth in the Company’s Registration Statement on Form 8-A, as filed with the SEC, including all amendments and reports filed for the purpose of updating such description.

The Company does not incorporate portions of any document that is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed in such Form that are related to such items. The Company hereby incorporates by reference all future filings by the Company made pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

The Company will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to Corporate Secretary, Lawson Products, Inc., 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631, telephone: (773) 304-5050.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the securities will be passed upon for us by Jenner & Block LLP, Chicago, Illinois. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and schedule as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Our estimated expenses in connection with the distribution of the securities being registered, other than underwriting compensation, are as set forth in the following table:

SEC registration fee	$24,240
Rating agency fees	$ *
Printing and engraving expenses	$ *
Legal fees and expenses	$ *
Trustee fees	$ *
Accounting fees and expenses	$ *
Miscellaneous	$ *
Total	$ *

*	These fees are calculated based on the specific securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

The Company’s amended and restated certificate of incorporation contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Company’s directors for monetary damages for breach of their fiduciary duties as directors. The Company’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she is or was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Company has entered into indemnification agreements with its directors and executive officers in addition to the indemnification provided for in its amended and restated certificate of incorporation and in its amended and restated bylaws, and the Company intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Company has purchased and intends to maintain insurance on behalf of each and any person who is or was a director or officer of the Company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

1.1	Form of Underwriting Agreement*

4.1	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-163978), filed December 23, 2009)

4.2	Certificate of Incorporation, as amended (incorporated herein by reference to Exhibit 3(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1988)

4.3	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 19, 2017)

4.4	Form of Certificate of Amendment of Designation with respect to Preferred Stock*

4.5	Form of Indenture for Senior Debt Securities (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-202169), filed February 19, 2015)

4.6	Form of Indenture for Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-3 (File No. 333-202169), filed February 19, 2015)

4.7	Form of Debt Security*

4.8	Form of Warrant Agreement and Warrant Certificate*

4.9	Form of Rights Agreement and Rights Certificate*

4.10	Form of Unit Agreement*

5.1	Opinion of Jenner & Block LLP**

23.1	Consent of BDO USA, LLP**

23.2	Consent of Jenner & Block LLP (included in the opinion filed as Exhibit 5.1)

24	Powers of Attorney (included on the signature pages hereto)

25	Statement of Eligibility of the Trustee on Form T-1 with respect to the Indentures for Senior Debt Securities and Subordinated Debt Securities***

*	To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.
***	To be subsequently filed by amendment as an exhibit to a Current Report on Form 8-K or requisite filing under the Trust Indenture Act.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser,

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on May 22, 2019.

LAWSON PRODUCTS, INC.

By:

/s/ Ronald J. Knutson
Ronald J. Knutson
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Lawson Products, Inc., hereby severally constitute and appoint Neil Jenkins and Ronald J. Knutson, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments to this registration statement and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (in each case, including, without limitation, any post-effective amendments), and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Lawson Products, Inc. To comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statements and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 22, 2019.

Signature	Title

/s/ Michael G. DeCata Michael G. DeCata	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Ronald J. Knutson Ronald J. Knutson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Andrew B. Albert	Director
Andrew B. Albert

/s/ I. Steven Edelson	Director
I. Steven Edelson

/s/ Charles D. Hale	Director
Charles D. Hale

/s/ Lee S. Hillman	Director
Lee S. Hillman

/s/ J. Bryan King	Director
J. Bryan King

/s/ Mark F. Moon	Director
Mark F. Moon